UNITED STATES

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SCHEDULE 14A

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CONMED CORPORATION

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NEWS RELEASE

CONTACTS: CONMED Corporation Robert Shallish Chief Financial Officer 315-624-3206 Joele Frank, Wilkinson Brimmer Katcher Andy Brimmer / Jamie Moser 212-355-4449

CONMED Corporation Mails Letter to Shareholders

Urges Shareholders to Vote FOR ALL CONMED’s Director Nominees on the GOLD Proxy Card Today

UTICA, New York, August 18, 2014 – CONMED Corporation (NASDAQ: CNMD) today announced that it will mail a letter to shareholders in connection with the Company’s September 10, 2014 Annual Meeting. CONMED’s Board of Directors unanimously recommends that shareholders vote “FOR” ALL CONMED’s eight highly qualified and experienced director nominees: Brian Concannon, Charles Farkas, Jo Ann Golden, Curt Hartman, Dirk Kuyper, Jerome Lande, Stephen Mandia and Mark Tryniski, as well as the other proposals contained in the definitive proxy materials.

Following is a copy of the letter CONMED is mailing to its shareholders:

August 18, 2014

Dear Fellow Shareholder,

CONMED has taken aggressive action to improve operational performance in order to build sustainable, long-term value for shareholders. This is the right strategy for CONMED today, and is one that is being executed by a newly-installed Interim CEO with exceptional domain expertise in CONMED’s specific business and markets and overseen by a highly qualified Board that has been united in driving this reconstitution of CONMED’s governance structure – moves that began well over one year ago and have brought to the Board necessary medical device and industry experience, strategy expertise and shareholder perspectives. Following several months of extraordinary change, the new CONMED now has the right leaders and is 100% focused on execution to improve CONMED’s performance and create long-term shareholder value. CONMED’s newly constituted leadership is focused on:

—	Enhancing the accountability and focus of our entire organization;
—	Improving operating efficiency;
—	Driving profitable sales growth and expanding EBITDA margins; and
—	Developing innovative products that meet the needs of our global customer base.

Voce Capital Management LLC (“Voce”), which owns less than 0.5% of the Company’s outstanding common stock, has apparently decided to ignore the sweeping changes at CONMED in order to pursue an expensive and disruptive proxy contest to install three of its own nominees to your Board.

Well before Voce first made an investment in CONMED, your Board had begun a process that has now already addressed every issue Voce has raised. In its recent letter to shareholders, Voce offers no platform to improve performance or create long-term shareholder value and instead devotes itself to attacking directors it is not even opposing in its proxy fight, maligning former management that is no longer with the Company, and mischaracterizing the reasons why the strategic alternatives process, that it once pushed for, did not result in a sale of the Company. Creating long-term sustainable performance improvement at CONMED is the right path forward given the lack of strategic alternatives available to the Company at this time. Doing so requires a real strategic plan, and the bottom line is that Voce has never articulated an actual plan to create value for all CONMED shareholders that doesn’t involve selling the company. Do not be misled by Voce’s self-serving campaign.

CONMED’s Annual Meeting is scheduled for September 10, 2014. To protect the value of your investment in CONMED, we urge you to VOTE today by telephone, online, or by signing and dating the enclosed GOLD proxy card and returning it in the postage-paid envelope provided “FOR” ALL CONMED’s eight highly qualified and experienced director nominees: Brian Concannon, Charles Farkas, Jo Ann Golden, Curt Hartman, Dirk Kuyper, Jerome Lande, Stephen Mandia and Mark Tryniski. We are confident that these individuals will contribute significantly to the development and execution of CONMED’s strategic plan to grow revenues and margins and improve CONMED’s operating performance.

Even if you have already voted using the white proxy card, you have the right to change your vote to the GOLD proxy card in support of CONMED’s director nominees. If you have questions or need assistance voting your shares, or wish to change a prior vote of your shares, you may call Innisfree toll-free at (888) 750-5834.

CONMED HAS THE RIGHT LEADERSHIP TO DELIVER ENHANCED SHAREHOLDER RETURNS AND HAS MADE CHANGES THAT SIGNIFICANTLY DISRUPTED THE ‘STATUS QUO’

CONMED’s strategic planning and execution is being overseen by CONMED’s engaged, experienced and highly qualified Board, which has been significantly re-constituted since last year’s Annual Meeting and has been unanimous in driving these meaningful governance changes. At our upcoming Annual Meeting, we are nominating a slate of directors that is more than 60% new and brings substantial stockholder representation, significant medical device and specific orthopedic industry experience, and expertise in management, corporate governance, consulting and investing. In connection with the recent Board changes, the Board appointed Curt Hartman as Interim Chief Executive Officer. Curt brings more than 22 years of medical device industry experience to the Company, having previously served as the Interim CEO and CFO of Stryker Corporation.

In addition to instituting new leadership, CONMED has made the following changes since the Company’s 2013 Annual Meeting:

—	Appointed Mark Tryniski as Chairman of the Board in March 2014, replacing Eugene Corasanti, CONMED’s founder, who has since retired from the Board and Company;
—	Added five new and highly qualified independent directors;
—	Accepted the resignation or retirement of its four longest-tenured directors;
—	Formed an executive search committee comprised of five independent directors to begin a process immediately to identify a permanent CEO, following the resignation of Joe Corasanti and appointment of Curt Hartman as Interim CEO;
—	Installed new chairpersons for each of its Audit, Compensation and Corporate Governance and Nominating Committees; and
—	Instituted a term limit for directors.

These changes represent our ongoing effort to revitalize governance at today’s CONMED, and our constructive plan to create value for shareholders on the basis of long-term sustainable improvement.

CONMED CONDUCTED A DILIGENT AND EXTENSIVE EXPLORATION OF

STRATEGIC ALTERNATIVES IN ITS EFFORTS TO CREATE SHAREHOLDER VALUE

As disclosed on July 23, 2014, CONMED’s Board of Directors unanimously agreed to conduct a comprehensive review of strategic alternatives, including a sale or merger of the Company. Following a six-month long exhaustive process, the Board determined that the various strategic alternatives available at that time did not adequately reflect the intrinsic value of the Company or its future growth prospects.

Contrary to misleading and uninformed innuendo from Voce, CONMED’s exploration of alternatives was exceedingly thorough, professionally executed and guided by well-respected advisors from two national investment banks, Bank of America Merrill Lynch and Greenhill & Co., and the law firm Sullivan & Cromwell. The process included outreach to an exhaustive list of potential financial and strategic counterparties across the industry, with the sole goal of assessing the potential to create shareholder value. Rest assured that the decision to terminate the process was unanimously made by the Board and did not leave any promising avenue unexplored.

Following the conclusion of the process, CONMED’s Board and management team remain committed to creating value for ALL shareholders and will continue to take any actions that enable the Company to achieve this objective.

If Voce truly cared about constructive, long-term value creation, instead of its personal agenda, we believe it would support CONMED’s newly-reconstituted governance structure and its focus on performance improvement, or at least offer a credible alternative platform to improve performance and create long-term shareholder value. Instead Voce has chosen to focus on mischaracterizing the reasons why the only strategy it proposed – the strategic alternatives process – did not result in a sale of the Company. We believe Voce should recognize, as your Board and executive leadership have, that the best way to create shareholder value today is to focus on the execution of the Company’s business plans and the future, rather than wasting valuable time, energy and resources refuting Voce’s misinterpretation of past events.

NOW IS THE TIME FOR CONMED TO FOCUS ON EXECUTION

Under the direction of an engaged and knowledgeable Board and the guidance of our Interim CEO Curt Hartman, the Company is focused on execution and improving operating performance to create additional value for shareholders over both the short and long term.

Our organization universally aspires to growth. We will:

—	Steer our commercial and R&D leadership to focus on clear expectations and accountability throughout the innovation and development process to accelerate the cadence and delivery of new products that support our customers’ needs and the goals of the business;
—	Assess and reevaluate our commercial strategy to improve the alignment of the US selling structure to better reflect the needs of our customers while allowing our selling teams the freedom to address the evolving market needs and efficiently perform the roles for which they have been hired;
—	Establish and institute a regular series of metric-driven meetings to craft, refine and enhance our performance culture to deliver on the commitments we establish as a Company for our customers and stakeholders. We will measure our progress and monitor outcomes on a weekly, monthly, quarterly and annual basis; and
—	Evaluate our SG&A expense and investments, even as we increase our focus on enhancing revenue growth, to ensure we are allocating resources to areas with the highest returns for the Company and its future success, which will allow us to maximize value for our shareholders.

PROTECT THE VALUE OF YOUR INVESTMENT IN CONMED:

VOTE THE GOLD PROXY CARD TODAY

With a new interim CEO and reconstituted Board, we are confident that CONMED has the right team to create value for CONMED shareholders. We strongly urge you to protect the value of your investment in CONMED by voting “FOR” ALL your Board’s experienced and highly qualified director nominees: Brian Concannon (CEO of Haemonetics Corporation), Charles Farkas (Senior Partner at Bain & Company), Jo Ann Golden (CPA, former Managing Partner at Dermody Burke and Brown), Curt Hartman (CONMED Interim CEO, and Former Interim CEO and CFO of Stryker Corporation), Dirk Kuyper (CEO of Illuminoss Medical Inc.), Jerome Lande (Managing Partner of Coppersmith Capital, one of the Company’s largest shareholders), Stephen Mandia (Former CEO of Sovena USA) and Mark Tryniski (CEO of Community Bank System, Inc.).

Vote the GOLD proxy card today.

Your vote is extremely important, no matter how many or how few shares you own. We urge you to vote today by telephone, online, or by signing and dating the enclosed GOLD proxy card and returning it in the postage-paid envelope provided. Please do not return or otherwise vote any WHITE proxy card sent to you by the dissident group.

On behalf of your Board of Directors, we thank you for your continued support of CONMED.

Sincerely,

/s/ Mark Tryniski	/s/ Curt Hartman
Mark Tryniski	Curt Hartman
Chairman of the Board	Interim Chief Executive Officer

YOUR VOTE IS IMPORTANT!

To ensure that your voting instructions are received timely, we urge you to submit your proxy by telephone or Internet by following the easy instructions on the enclosed GOLD proxy card.

If you have questions or need assistance in voting your shares,

please contact our proxy solicitor:

INNISFREE M&A INCORPORATED

Shareholders May Call Toll Free at (888) 750-5834

Banks and Brokers May Call Collect at (212) 750-5833

Please do NOT execute any WHITE proxy card you may receive from Voce,

as it could revoke any previous proxy you submitted using the GOLD proxy card.

Only your latest-dated proxy counts.

About CONMED

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. Headquartered in Utica, New York, the Company’s 3,600 employees distribute its products worldwide from several manufacturing locations. CONMED has a direct selling presence in 16 countries outside the United States and international sales constitute more than 50% of the Company’s total sales.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013; (iii) cyclical purchasing patterns from customers, end-users and dealers; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; (vii) increasing costs for raw material, transportation or litigation; and/or (viii) the Company’s ability to devise and execute strategies to respond to market conditions.

Important Additional Information and Where to Find It

The Company has filed a proxy statement on Schedule 14A and other relevant documents with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2014 Annual Meeting of Shareholders or any adjournment or postponement thereof (the “2014 Annual Meeting”) and has mailed the definitive proxy statement and a proxy card to each shareholder of record entitled to vote at the 2014 Annual Meeting. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2014 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2014 proxy statement, any amendments or supplements to the proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at www.conmed.com in the “Investors” section as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in Solicitation

The Company, its directors, its executive officers and its nominees for election as directors may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the Company’s 2014 Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the Company’s 2014 Annual Meeting, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s shareholders generally, is set forth in the Company’s definitive proxy statement for the 2014 Annual Meeting and other relevant documents filed with the SEC.